                                                                    EXHIBIT 4.17

                 SECOND AMENDMENT TO LOAN & SECURITY AGREEMENT


         THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into as of this 18th day of May, 2000, by and between THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (hereinafter "CITBC"), in its individual capacity and as Agent for the Lenders hereinafter named (hereinafter the "AGENT"), Foothill Capital Corporation, a California corporation ("FCC"), GMAC Business Credit, LLC, a Michigan limited liability company ("GMAC"), and any other party hereafter becoming a Lender pursuant to
Section 13, Paragraph 9 of the Agreement (as hereinafter defined), each individually sometimes referred to as a "LENDER" and, collectively, the "LENDERS"), and UTI Drilling, L.P., a Texas limited partnership ("UTI"), Norton Drilling, L.P., a Delaware limited partnership, as successor in interest (by conversion) to Norton Drilling Company, a Delaware corporation ("NDLP"), Universal Well Services, Inc., a Delaware corporation ("UWSI"), UTI Management Services, L.P., a Texas limited partnership ("UTIMS"), and Suits Drilling Company, an Oklahoma corporation ("SDC"), (UTI, NDLP, UWSI, UTIMS and SDC, together with any additional entities which may become a Company under the Agreement from time to time, being referred to herein individually as a "COMPANY" and, collectively, as the "COMPANIES").

                                    RECITALS

         A. WHEREAS, pursuant to the terms and subject to the conditions of that certain Loan and Security Agreement dated as of November 22, 1999 between the parties hereto (such Loan and Security Agreement, as the same is hereby amended and may hereafter be amended from time to time, being hereinafter referred to as the "Agreement"), the Companies were granted a $65,000,000 revolving line of credit which included a letter of credit facility;

         B. WHEREAS, the indebtedness of the Companies to the Lenders is currently evidenced by that certain Revolving Loan Promissory Note dated May 2, 2000 (the "Existing Revolving Note"), executed by the Companies and payable to CITBC as Agent for the benefit of the Lenders;

         C. WHEREAS, payment of the Obligations of the Companies was supported by the guaranties of UTI Energy Corp., a Delaware corporation (the "PARENT"), UTICO, Inc., a Delaware corporation ("HOLDING"), UTICO Hard Rock Boring, Inc., a Delaware corporation ("UHRB"), International Petroleum Services Company, a Pennsylvania corporation ("IPSCO"), Norton Drilling Services, Inc., a Delaware corporation ("NDS"), Norton Drilling Company Mexico, Inc., a Delaware corporation ("NDM") and UTI Drilling Canada, Inc., a Delaware corporation ("UTI CANADA") (Parent, Holding, UHRB, IPSCO, NDS, NDM and UTI Canada are referred to herein, individually, as a "GUARANTOR" and, collectively, as the "GUARANTORS");

         D. WHEREAS, to secure, in part, the indebtedness under the Agreement and the Existing Revolving Note (and all renewals, extensions, modifications and/or rearrangements thereof and in connection therewith) and all other indebtedness, liabilities and obligations of the Companies to the Agent for the benefit of the Lenders, then existing or thereafter arising, (i) the Companies have heretofore executed in favor of the Agent certain Loan Documents (as defined in the Agreement), including, without limitation, the Guaranty, (as defined in the Agreement), which Loan Documents shall continue as amended in connection herewith in full force and effect upon the execution of this Amendment, all of the Loan Documents to continue to secure the payment by the Companies of the




SECOND AMENDMENT TO LOAN & SECURITY AGREEMENT- Page 1

Obligations (as defined in the Agreement) all as more fully set forth therein and herein;

         E. WHEREAS, the Companies have requested and, pursuant to the terms and subject to the conditions hereof and in connection herewith, the Agent and the Lenders have agreed to increase the amount of the Line of Credit (as defined in the Agreement) to $75,000,000, and accept the Revolving Note (as herein defined) in replacement and substitution (but not extinguishment) of the Existing Revolving Note;

         F. WHEREAS, in furtherance of the foregoing and to evidence the agreements of the parties hereto in relation thereto the parties hereto desire to amend the Agreement as hereinafter provided;

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Companies, the Agent and the Lenders, intending to be legally bound, agree as follows:

                                   AGREEMENT

                                    ARTICLE I
                                   DEFINITIONS

         1.01 Capitalized terms used in this Amendment are defined in the Agreement, as amended hereby, unless otherwise stated.

                                   ARTICLE II
                             AMENDMENTS TO AGREEMENT

         Effective as of the respective date herein indicated, the Agreement is hereby amended as follows:

         2.01 NEW DEFINITION OF "CANPARTNERS SUBORDINATION AGREEMENT". Effective as of the date of execution of this Amendment, Section 1. Definitions of the Agreement is amended by adding thereto the following new definition, to be inserted in appropriate alphabetical order:

         "`CANPARTNERS SUBORDINATION AGREEMENT' shall mean that certain Subordination and Intercreditor Agreement dated as of November 22, 1999 by and among Canpartners Investments IV, LLC, the Lenders, the Agent, UTI, NDLP, SDC, Parent, Holding, UWSI, UHRB, IPSCO, UTIMS, NDS and NDM."

         2.02 AMENDMENT AND RESTATEMENT OF DEFINITION OF "ACQUISITION FACILITY COMMITMENT". Effective as of the date of execution of this Amendment, the definition of "Acquisition Facility Commitment" set forth in Section 1. Definitions of the Agreement is amended and restated to read in its entirety as follows:

         "ACQUISITION FACILITY COMMITMENT shall mean, with respect to any Lender, a portion of the Revolving Loans which may be advanced as Acquisition Facility Loans, evidencing the amount of its commitment to make Acquisition Facility Loans (all such loans being Revolving Loans), as modified from time to time pursuant to the terms hereof, not to exceed $55,000,000 in the aggregate."




SECOND AMENDMENT TO LOAN & SECURITY AGREEMENT- Page 2

         2.03 AMENDMENT AND RESTATEMENT OF DEFINITION OF "FIXED CHARGE COVERAGE RATIO". Effective as of the date of execution of this Amendment, the definition of "Fixed Charge Coverage Ratio" set forth in Section 1. Definitions of the Agreement is amended and restated to read in its entirety as follows:

         "FIXED CHARGE COVERAGE RATIO shall mean, for the twelve month period ending on the date of the then most recent consolidated financial statements of the Parent and its Subsidiaries delivered (or required to be delivered) to the Agent pursuant to Section 7, Paragraph 8, the ratio determined by dividing (a) EBITDA for Parent on a consolidated basis plus the aggregate of all proceeds received from the issuance of Capital Stock by (b) the sum (for such period) of (i) all interest obligations due, but excluding any interest paid on or before September 30, 2000 by Parent and any of its Subsidiaries in connection with the prepayment (whether in full or in part) of all principal and interest owing under the Subordinated Debt Loan Documents (as such term is defined in the Canpartners Subordination Agreement), (ii) the amount of principal scheduled or required to be repaid on the Indebtedness For Borrowed Money for Parent on a consolidated basis, but excluding (A) principal portions of Indebtedness For Borrowed Money of Parent on a consolidated basis that are repaid or discharged directly with Capital Stock (which Capital Stock is issued within twelve months prior to such repayment or discharge), (B) principal portions of Indebtedness For Borrowed Money and other Indebtedness of the Parent on a consolidated basis that are refinanced using securities that constitute Indebtedness For Borrowed Money (other than the Revolving Loans) or proceeds therefrom (which securities are issued within twelve months prior to such refinancing), (C) the repayment or prepayment of up to $3,500,000 of principal amount of the promissory notes originally issued on July 31, 1998, in the aggregate face amount of $7,790,000 to the former shareholders of SUITS Enterprises, Inc. in the event the Average Trading Value (as defined in such notes as in effect on the date hereof) exceeds $30.00 per share, (D) principal portions of the Obligations, and (E) any principal paid on or before September 30, 2000 by the Parent or any of its Subsidiaries in connection with the prepayment (whether in full or in part) of principal and interest owing under the Subordinated Loan Documents (as such term is defined in the Canpartners Subordination Agreement), (iii) Capital Expenditures (other than for Permitted Acquisitions or replacements of assets subject to casualty occurrence with similar assets funded from insurance proceeds of such casualty occurrence or purchases of assets with proceeds from sales of assets permitted under this Agreement, (iv) all federal, state and local income tax expenses due and payable, and (v) all dividends of cash and property (other than dividends of Qualified Capital Stock)."

         2.04 AMENDMENT AND RESTATEMENT OF DEFINITION OF "LINE OF CREDIT". Effective as of the date of execution of this Amendment, the definition of "Line of Credit" set forth in Section 1. Definitions of the Agreement is amended and restated to read in its entirety as follows:

         "LINE OF CREDIT shall mean the commitment of the Lenders in the aggregate amount of $75,000,000 to (a) make Revolving Loans pursuant to Sections 3 and 4 of this Agreement, and (b) assist the Companies in opening Letters of Credit pursuant to Section 5 of this




SECOND AMENDMENT TO LOAN & SECURITY AGREEMENT- Page 3

         Agreement (up to the Letter of Credit Sub-Line)."

         2.05 AMENDMENT AND RESTATEMENT OF SUBPARAGRAPH (F) OF DEFINITION OF "PERMITTED BUSINESS INVESTMENTS". Effective as of the date of execution of this Amendment, subparagraph (f) of the definition "Permitted Business Investments" set forth in Section 1. Definitions of the Agreement is amended and restated to read in its entirety as follows:

         "(f) Advances, contributions and loans or other investments, by an Obligor, in or to, a Canadian Operating Company for the purpose of consummating Permitted Acquisitions and working capital and other general purposes; provided that (i) the amount of such advances, contributions and loans do not exceed in the aggregate 125% of the total purchase price of Permitted Acquisitions consummated by such Canadian Operating Company, (ii) no more than 35% of such advances, contributions and loans may be in the form of an advance, contribution or other investment that is not a loan, and (iii) all such loans are secured by a Canadian First Priority Lien."

         2.06 AMENDMENT AND RESTATEMENT OF SECTION 4, PARAGRAPH 1 OF THE AGREEMENT. Effective as of the date of execution of this Amendment, Section 4, Subparagraph 1(a)(i) of the Agreement is amended and restated to read in its entirety as follows:

         "(a) (i) Following the making of such Revolving Loan and consummation of the Permitted Acquisition, there is at least $15 million of Availability (determined without regard to the Excluded L/Cs) and no more than an aggregate of $55 million of Revolving Loans outstanding, and (ii) until the Obligors have invested in the aggregate $25 million in cash (whether cash on hand or cash provided from Revolving loans to consummate Permitted Acquisitions pursuant to this Section 4) in Permitted Acquisitions that are Domestic Acquisitions, the aggregate amount of Revolving Loans outstanding for the purpose of consummating Canadian Acquisitions cannot exceed the sum of (A) $20 million plus (B) the amount of cash invested in Domestic Acquisitions (whether cash on hand or cash provided from Revolving Loans); or"

         2.07 AMENDMENT OF SECTION 8, PARAGRAPH 7 OF THE AGREEMENT. Effective as of the date of execution of this Amendment, Section 4, Paragraph 7 of the Agreement is amended as follows:

         (i) The present Paragraph 7 is renumbered as Subparagraph 7(a).

         (ii) A new Subparagraph 7(b) is hereby added to the Agreement to read in its entirety as follows:

                  "(b) Upon the execution of an amendment to this Agreement increasing the Line of Credit to $75,000,000, the Companies shall pay to the Agent for the pro rata benefit of the Lenders an additional one time Loan Facility Fee in the amount of ONE HUNDRED THOUSAND US DOLLARS ($100,000.00)."

         2.08 AMENDMENT AND RESTATEMENT OF SECTION 7, PARAGRAPH 10, SUBPARAGRAPH J OF THE AGREEMENT. Effective as of the date of execution of this Amendment,
Section 7, Paragraph 10, Subparagraph J, Clause (z) of the Agreement is amended and restated to read in its entirety as



SECOND AMENDMENT TO LOAN & SECURITY AGREEMENT- Page 4 follows:

                  "(z) make any payment on the Subordinated Debt unless (A) there has not occurred an Event of Default that is continuing which has not been waived in writing by the Agent and no Default or Event of Default would occur and exist after giving effect thereto, (B) such payment is permitted under the Subordination Agreement, (C) after giving effect to such payment as though it were a scheduled or required payment on the Subordinated Debt (other than Subordinated Debt owing to an Obligor) the Fixed Charge Coverage Ratio of the Parent is not less than 1.0 to 1.0 for the twelve month period ending on the date of the then most recent consolidated financial statements of the Parent and its Subsidiaries delivered (or required to be delivered) to the Agent pursuant to Section 7, Paragraph 8, preceding the date of such payment, and
                           (D) after giving effect to such payment, the amount of the Availability would not be less than $15,000,000 (in which case such payment shall not be considered a Restricted Payment under this Agreement); provided, however, if there has not occurred an Event of Default that is continuing which has not been waived in writing by the Agent, nothing contained in paragraph (z) shall prohibit (i) the making of any payment on the Subordinated Debt at any time with Qualified Capital Stock or the proceeds therefrom or if the payment would be permitted as a Restricted Payment (after giving effect to such payment) under this Agreement, or (ii) the prepayment (whether in full or in part) of principal and interest owing by the Parent or any Subsidiary thereof owing under the Subordinated Debt Loan Documents (as defined in the Canpartners Subordination Agreement) as long as such prepayment does not create an Event of Default and such prepayment occurs on or before September 30, 2000."

         2.09 REVOLVING LOAN COMMITMENT. Effective as of the date of execution of this Amendment, the Revolving Loan Commitment for each Lender will be the amount set forth under each Lender's name of the signature page hereof.

         2.10 AMENDMENT AND RESTATEMENT OF EXHIBIT A TO THE AGREEMENT. Effective as of the date of execution of this Amendment, Exhibit A to the Agreement is amended and restated in its entirety as set forth on Exhibit A attached hereto.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

         3.01 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to CITBC, unless specifically waived in writing by CITBC:




SECOND AMENDMENT TO LOAN & SECURITY AGREEMENT- Page 5

                  (a) CITBC shall have received each of the following, each in form and substance satisfactory to CITBC, in its sole discretion, and, where applicable, each duly executed by each party thereto, other than CITBC:

                           (i) This Amendment, duly executed by the Companies and the Consent, Ratification and Release is executed by the Guarantors;

                           (ii) A Revolving Loan Promissory Note in the stated principal amount of $75,000,000 in amendment, substitution and replacement of the Existing Revolving Note duly signed by the Companies; and

                           (iii) certified copies of the resolutions of the Board of Directors of each of the Companies and the Guarantors authorizing the execution, delivery and performance of the Revolving Loan Promissory Note, this Amendment and any and all other Loan Documents executed by any of the Companies or the Guarantors in connection therewith, along with a certificate of incumbency certified by the secretary of each of the Companies and the Guarantors with specimen signatures of the officers of the Companies and the Guarantors who are authorized to sign such documents, all in form and substance satisfactory to the Agent; and

                           (iv) All other documents CITBC may request with respect to any matter relevant to this Amendment or the transactions contemplated hereby.


                  (b) The representations and warranties contained herein and in the Agreement and the other documents executed in connection with the Agreement (herein referred to as "Loan Documents"), as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof.

                  (c) No Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by CITBC.

                  (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to CITBC.

                  (e) CITBC's receipt of the fee described in Section 2.07 of this Amendment.

                                   ARTICLE IV
                  RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

         4.01 RATIFICATIONS. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Companies and CITBC agree that the Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.



SECOND AMENDMENT TO LOAN & SECURITY AGREEMENT- Page 6

         4.02 REPRESENTATIONS AND WARRANTIES. The Companies hereby represent and warrant to CITBC that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Companies and will not violate the Articles (or Certificates) of Incorporation or Bylaws of the Companies; (b) each of the Company's Board of Directors has authorized the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (d) no Default or Event of Default under the Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by CITBC; (e) the Companies are in full compliance with all covenants and agreements contained in the Agreement and the other Loan Documents, as amended hereby; and (f) the Companies have not amended their Articles (or Certificates) of Incorporation or their Bylaws since the date of the Agreement, except as otherwise disclosed to Agent.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

         5.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in the Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by CITBC or any closing shall affect the representations and warranties or the right of CITBC to rely upon them.

         5.02 REFERENCE TO AGREEMENT. Each of the Agreement and the other Loan Documents, and any and all other Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in the Agreement and such other Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

         5.03 EXPENSES OF CITBC. As provided in the Agreement, the Companies agree to pay on demand all reasonable costs and expenses incurred by CITBC in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of CITBC's legal counsel, and all reasonable costs and expenses incurred by CITBC in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Documents, including, without limitation, the reasonable costs and fees of CITBC's legal counsel.

         5.04 SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.




SECOND AMENDMENT TO LOAN & SECURITY AGREEMENT- Page 7

         5.05 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of CITBC and the Companies and their respective successors and assigns, except that the Companies may not assign or transfer any of their rights or obligations hereunder without the prior written consent of CITBC.

         5.06 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         5.07 EFFECT OF WAIVER. No consent or waiver, express or implied, by CITBC to or for any breach of or deviation from any covenant or condition by the Companies shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

         5.08 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         5.09 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         5.10 FINAL AGREEMENT. THE AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY COMPANIES AND CITBC.

         5.11 RELEASE. THE COMPANIES HEREBY ACKNOWLEDGE THAT THEY HAVE NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM CITBC. THE COMPANIES HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE CITBC, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE COMPANIES MAY NOW OR HEREAFTER HAVE AGAINST CITBC, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT,





SECOND AMENDMENT TO LOAN & SECURITY AGREEMENT- Page 8

VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.


              [The Remainder of this Page Intentionally Left Blank]





SECOND AMENDMENT TO LOAN & SECURITY AGREEMENT- Page 9

         IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first above-written.

                                    COMPANIES:

                                    UTI DRILLING, L.P.
                                    UTI MANAGEMENT SERVICES, L.P.

                                    By: Utico Hard Rock  Boring,  Inc.,  the
                                    sole  general  partner of UTI Drilling, L.P.
                                    and UTI Management Services, L.P.

                                             By:
                                                --------------------------------
                                             Name:  John E. Vollmer, III
                                             Title: Vice President

                                    NORTON DRILLING, L.P.

                                    By:  Norton GP, L.L.C., its sole general
                                         partner
                                         By: Norton Drilling Services, Inc.,
                                         as Sole Member of Norton GP, L.L.C.

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                    UNIVERSAL WELL SERVICES, INC.
                                    SUITS DRILLING COMPANY

                                              By:
                                                 ------------------------------
                                              Name:  John E. Vollmer, III
                                              Title: Vice President of each of
                                              the foregoing Companies


                                    LENDERS:

                                    THE CIT GROUP/BUSINESS CREDIT,INC.
                                    as Agent and Lender

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    Revolving Loan Commitment:  $28,846,155.00




SECOND AMENDMENT TO LOAN & SECURITY AGREEMENT

                                    GMAC BUSINESS CREDIT, LLC
                                    as Syndication Agent and Lender

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    Revolving Loan Commitment:  $23,076,922.50


                                    FOOTHILL CAPITAL CORPORATION
                                    as Documentation Agent and Lender

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    Revolving Loan Commitment:  $23,076,922.50




SECOND AMENDMENT TO LOAN & SECURITY AGREEMENT

                        CONSENT, RATIFICATION AND RELEASE

         The undersigned each hereby consents to the terms of the within and foregoing Amendment, confirms and ratifies the terms of that certain Guaranty Agreement dated November 22, 1999 executed (or assumed) by the undersigned for the benefit of Agent and the other Lenders (the "Guaranty Agreement"), and acknowledges that the Guaranty Agreement is in full force and effect and ratifies the same, that the undersigned each has no defense, counterclaim, set-off or any other claim to diminish the undersigned's liability under such document, that the undersigned's consent is not required to the effectiveness of the within and foregoing Amendment, and that no consent by the undersigned is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Obligations, the Collateral, or any of the other Loan Agreements. THE UNDERSIGNED EACH HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE UNDERSIGNED MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

GUARANTORS:                                  UTICO, INC.

UTI DRILLING CANADA, INC.
UTICO HARD ROCK BORING, INC.                 By:
NORTON DRILLING COMPANY                         -------------------------
                                            Kenneth J. Kubacki
     MEXICO, INC.                            Vice President and Treasurer
INTERNATIONAL PETROLEUM
    SERVICES COMPANY
                                             UTI ENERGY CORP.

By:
   -----------------------------------       By:
John E. Vollmer III, Vice President             -------------------------
signing as such on behalf of each of the     John E. Vollmer III
foregoing Obligors                           Senior Vice President




SECOND AMENDMENT TO LOAN & SECURITY AGREEMENT

                                    EXHIBIT A
                         REVOLVING LOAN PROMISSORY NOTE


                                  May 18, 2000


$75,000,000


FOR VALUE RECEIVED, the undersigned Companies (each a "COMPANY" and, collectively, the "COMPANIES"), promise, jointly and severally, to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CITBC"), as Agent for the Lenders under a certain Loan and Security Agreement dated November 22, 1999 between CITBC as Agent and Lender, other Lenders parties thereto and each Company, as amended from time to time (herein the "AGREEMENT") at its office located at 1211 Avenue of the Americas, New York, New York 10036, or such other address as may be designated by the Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of Seventy Five Million and No/100 Dollars ($75,000,000), or such other principal amount advanced pursuant to Section 3, Paragraph 1 or Section 4 of the Agreement. The balance of such Revolving Loan will fluctuate as a result of the daily application of the proceeds of collections of the Accounts and the making of additional Revolving Loans as described in said Section 3 or Section 4 of the Agreement. The Revolving Loans may be borrowed, repaid and reborrowed by any Company, subject to the terms of the Agreement. A final payment in an amount equal to the outstanding aggregate balance of principal and interest remaining unpaid, if any, under this Revolving Loan Promissory Notes as shown on the books and records of the Agent shall be due and payable upon any termination of the Agreement.

All capitalized terms used herein shall have the meaning provided therefor in this Agreement, unless otherwise defined herein.

The Companies further promise, jointly and severally, to pay interest at such office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rates specified in Section 8, Paragraph 1 of the Agreement.

If any payment on this Revolving Loan Promissory Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Revolving Loan Promissory Note is a Revolving Loan Promissory Note referred to in the Agreement, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.




SECOND AMENDMENT TO LOAN & SECURITY AGREEMENT

The date and amount of the advance(s) made hereunder may be recorded on the schedule which is attached hereto and hereby made part of this Note or the separate ledgers maintained by the Agent, provided that any failure to record any such information on such schedule shall not in any manner affect the obligation of any Company to make payments of principal and interest in accordance with the terms of this Revolving Loan Promissory Note. The aggregate unpaid principal amount of all advances made pursuant hereto may be set forth in the balance column on said schedule or such ledgers maintained by the Agent. All such advances, whether or not so recorded, shall be due as part of this Revolving Loan Promissory Note.

Each Company confirms that any amount received by or paid to the Agent in connection with this Agreement and/or any balances standing to its credit on any of its accounts on the Agent's books under this Agreement may in accordance with the terms of this Agreement be applied in reduction of this Revolving Loan Promissory Note, but no balance or amounts shall be deemed to effect payment in whole or in part of this Revolving Loan Promissory Note unless the Agent shall have actually charged such account or accounts for the purposes of such reduction or payment of this Revolving Loan Promissory Note.

Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Agreement or upon termination of this Agreement, all amounts then remaining unpaid on this Revolving Loan Promissory Note may become, or be declared to be, immediately due and payable as provided in the Agreement.

Each Company and the Guarantors, sureties and endorses jointly and severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration, protest and diligence in collecting this Revolving Loan Promissory Note.

This Revolving Loan Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York and the applicable federal laws of the United States.



SECOND AMENDMENT TO LOAN & SECURITY AGREEMENT

This Revolving Loan Promissory Note is given in amendment, replacement and substitution, but not extinguishment, of all amounts unpaid under that certain Revolving Loan Promissory Note dated May 2, 2000 payable by the Companies to the order of CTIBC as Agent for the Lenders in the stated principal amount of $65,000,000.00.

                               COMPANIES:

                               UTI DRILLING, L.P.

                               By:    UTICO HARD ROCK BORING, INC.,
                                      as sole General Partner

                                      By:
                                         -----------------------------------
                                         John E. Vollmer III, Vice President

                               SUITS DRILLING COMPANY

                               By:
                                  ------------------------------------------
                                   John E. Vollmer III, Vice President

                               UNIVERSAL WELL SERVICES, INC.

                               By:
                                  ------------------------------------------
                                   John E. Vollmer III, Vice President

                               UTI MANAGEMENT SERVICES, L.P.

                               By:  UTICO HARD ROCK BORING,
                                    as Sole General Partner

                                    By:
                                       -------------------------------------
                                        John E. Vollmer III, Vice President

                               NORTON DRILLING, L.P.

                               By:    Norton GP, L.L.C., as sole General Partner

                                      By: Norton Drilling Services, Inc.,
                                          its sole Member

                                          By:
                                             -------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------


SECOND AMENDMENT TO LOAN & SECURITY AGREEMENT

                                SCHEDULE TO GRID

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  Date                  Loan                    Payment                 Balance
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
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

FIRST AMENDMENT TO LOAN & SECURITY AGREEMENT